Verano Announces First Quarter 2024 Financial Results

Generated $221 Million in Revenue, Exceeding Guidance
Increased Gross Profit Margin by Nearly 300 Basis Points Year Over Year

CHICAGO, May 8, 2024 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the first quarter ended March 31, 2024, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

First Quarter 2024 Financial Highlights

	For the Three Months Ended,
($ in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues, net of Discounts	$221,306	$237,189	$227,060
Gross Profit	112,960	117,610	109,185
Income (Loss) from Operations	22,671	(19,716)	33,782
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(4,822)	(77,208)	(9,237)
Adjusted EBITDA[1]	66,547	73,376	70,635

First Quarter 2024 Financial Highlights
•Revenue of $221 million, a decrease of 3% year-over-year, and a decrease of 7% versus the prior quarter, exceeding Company guidance.
•Gross profit of $113 million or 51% of revenue.
•SG&A expense of $90 million or 41% of revenue.
•Net loss of $(5) million or (2)% of revenue.
•Adjusted EBITDA1 of $67 million or 30% of revenue.
•Net cash provided by operating activities of $31 million.
•Free Cash Flow2 of $21 million.
•Capital expenditures of $10 million.

Management Commentary“I am tremendously proud of the strong foundation we’ve built in the first quarter, which positions Verano to capitalize on what may be one of the most transformative years for legal cannabis in our nation's history,” said George Archos, Verano founder and Chief Executive Officer. “While we’ve never built our business based on legislative assumptions, we have tremendous upside across all of our markets to take advantage of the massive potential catalysts that lie ahead in 2024. With adult use imminent in Ohio, confirmed on the November ballot in Florida, and on the horizon in Pennsylvania, we have significant opportunities in these core Verano markets where we currently operate nearly 100 retail dispensaries alone. If fully approved, layering on DEA rescheduling would have also enabled us to save an estimated $80 million in tax payments in 2023, allowing us to reinvest back into the business, and take swift action towards listing on a U.S. exchange if permitted.”

Archos concluded: “With the growing strength of our wholesale business in key markets, disruptive innovation demonstrated by our launch of the nation’s first dispensary membership model in Cabbage Club, state and federal catalysts on the horizon, and our team’s proven operational experience and agility converting medical to adult use markets throughout our history, I remain confident and excited in what Verano can achieve in 2024 and beyond.”

First Quarter 2024 Financial Overview
Revenue for the first quarter 2024 was $221 million, down 3% from $227 million for the first quarter 2023, and down 7% from $237 million for the fourth quarter 2023. The decrease in revenue for the first quarter 2024 compared to the first quarter 2023 was driven primarily by expected declines in New Jersey retail as dispensaries continue to open across the state, which was partially offset by stronger-than-expected performance from the wholesale segment.

Gross profit for the first quarter 2024 was $113 million or 51% of revenue, up from $109 million or 48% of revenue for the first quarter 2023, and down from $118 million or 50% of revenue for the fourth quarter 2023. The increase in gross profit for the first quarter 2024 compared to the first quarter 2023 was driven primarily by higher third-party wholesale sales.

SG&A expense for the first quarter 2024 was $90 million or 41% of revenue, up from $75 million or 33% of revenue for the first quarter 2023, and up from $86 million or 36% of revenue for the fourth quarter 2023. The increase in SG&A expense for the first quarter 2024 compared to the first quarter 2023 was driven primarily by new dispensary openings in addition to investments in people, processes, and technology.

Net loss for the first quarter 2024 was $(5) million, or (2)% of revenue, versus $(9) million, or (4)% of revenue in the first quarter 2023. The decrease in net loss for the first quarter 2024 compared to the first quarter 2023 was due to a decrease in provision for income tax expense versus the prior year period.

Adjusted EBITDA1 for the first quarter 2024 was $67 million or 30% of revenue.

Net cash provided by operating activities for the first quarter 2024 was $31 million, up from $17 million for the first quarter 2023.

Capital expenditures for the first quarter 2024 were $10 million, up from $9 million for the first quarter 2023.

Free cash flow2 for the first quarter 2024 was $21 million, up from $8 million for the first quarter 2023.

2024 Guidance
•The Company issued flat to low single-digit revenue growth guidance for the second quarter 2024.

First Quarter 2024 Operational Highlights
•Expanded the Company's retail footprint by opening the following new dispensaries:
◦MÜV™ Yulee, raising the Company's total Florida footprint to 74 statewide locations;
◦and in Pennsylvania, Zen Leaf™ Abington, Verano's largest dispensary nationwide by square footage in a prime new location, along with Zen Leaf Norristown, the Company's 18th affiliated Pennsylvania dispensary.
•Launched Cabbage Club™, the first nationwide proprietary multi-state cannabis membership club, offering consumers the opportunity to join to unlock exclusive benefits, in two of the nation's largest cannabis markets - Illinois and New Jersey - with plans to further scale across the Company's footprint in 2024.

Subsequent Operational Highlights
•Joined the Smart and Safe Florida coalition of industry stakeholders advocating for the passage of the Amendment 3 adult use ballot initiative this November.
•Strengthened Connecticut retail footprint with the opening of Zen Leaf Naugatuck, the Company’s third social equity joint venture location and fifth dispensary statewide.
•Current operations span 13 states, comprised of 139 dispensaries and 14 production facilities with more than one million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of March 31, 2024, the Company’s current assets were $419 million, including cash and cash equivalents of $194 million. The Company had working capital of $4 million and total debt, net of issuance costs, of $445 million.

Subsequent to the quarter end, the Company prepaid $50 million of its senior credit facility, decreasing the principal balance to $300 million, and retaining optionality to further decrease the principal balance in the future.

The Company’s total Class A subordinate voting shares outstanding was 344,163,149 as of March 31, 2024.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for May 8, 2024 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://registrations.events/direct/Q4I4391535
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On May 8, 2024, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/137566685
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1Adjusted EBITDA is a non-U.S. GAAP financial measure. It is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to adjusted EBITDA is net income (loss). The reconciliation of adjusted EBITDA to U.S. GAAP net income (loss) is set forth below in the tables included in this news release.
2 Free cash flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP net cash provided by operating activities, which is also its most directly comparable U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “adjusted EBITDA,” and "free cash flow" do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net income (loss) before interest expense and income tax expense; EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization; adjusted EBITDA as net income (loss) plus net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items; and free cash flow as net cash provided by operating activities less capital expenditures.. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at Verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations
($ in Thousands)

	For the Three Months Ended,
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues, net of Discounts	$221,306	$237,189	$227,060
Cost of Goods Sold, net	108,346	119,579	117,875
Gross Profit	112,960	117,610	109,185
Gross Profit %	51%	50%	48%
Operating Expenses
Selling, General and Administrative	90,289	85,709	75,243
Loss on Impairment of Intangibles – Goodwill	—	37,931	—
Loss on Impairment of Intangibles – License & Fixed Assets	—	13,686	—
Total Operating Expenses	90,289	137,326	75,243
Loss from Investments in Associates	—	—	(160)
Income (Loss) from Operations	22,671	(19,716)	33,782
Other Income (Expense), net:
Gain (Loss) on Disposal of Property, Plant and Equipment	(143)	(568)	67
Loss on Debt Extinguishment	—	—	(663)
Interest Expense, net	(15,114)	(14,708)	(15,906)
Other Income (Expense), net	(759)	2,056	1,803
Total Other Income (Expense), Net	(16,016)	(13,220)	(14,699)
Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	6,655	(32,936)	19,083
Provision for Income Expense	(11,477)	(44,350)	(28,320)
Net Loss Attributable To Non-Controlling Interest	—	(78)	—
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(4,822)	(77,208)	(9,237)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
Cash and Cash Equivalents	$193,799	$174,760
Other Current Assets	224,980	219,436
Property and Equipment, Net	499,142	501,304
Intangible Assets, Net	1,063,359	1,086,146
Goodwill	231,291	231,291
Other Long-Term Assets	102,449	105,808
Total Assets	$2,315,020	$2,318,745

Total Current Liabilities	$414,975	$412,188
Total Long-Term Liabilities	661,129	666,477
Total Shareholders' Equity	1,238,916	1,240,080
Non-Controlling Interest	—	—
Total Liabilities and Shareholders' Equity	$2,315,020	$2,318,745

VERANO HOLDINGS CORP.
Segmented Revenues, net of Discounts, By State (Unaudited)

	For the Three Months Ended,
Net Retail Revenues, net of Discounts	March 31, 2024	December 31, 2023
($ in thousands)
Florida	$50,317	$59,695
Illinois	27,345	29,299
New Jersey	22,782	26,337
Arizona	14,973	15,626
Pennsylvania	12,066	12,587
Maryland	10,253	10,875
Connecticut	10,023	8,862
Nevada	7,166	7,097
Ohio	5,462	5,868
Massachusetts	2,906	2,984
West Virginia	1,715	1,625
Other	3,580	4,264
Total Net Retail Revenues, net of Discounts	$168,588	$185,119

	For the Three Months Ended,
	March 31, 2024		December 31, 2023
Wholesale Revenues, net of Discounts	Gross	Net[1]	Gross	Net[1]
($ in thousands)
New Jersey	$24,164	$17,698	$24,049	$15,511
Illinois	18,204	11,018	19,227	11,027
Connecticut	12,853	8,766	14,204	10,342
Maryland	8,005	4,830	8,444	5,384
Pennsylvania	6,677	3,631	7,476	3,781
Arizona	6,684	2,365	7,084	2,575
Nevada	3,250	1,158	2,924	845
Ohio	2,179	1,160	1,857	914
Massachusetts	1,966	1,178	1,640	809
West Virginia	1,924	914	1,665	882
Total Wholesale Revenues, net of Discounts	$85,906	$52,718	$88,570	$52,070
1Net of intercompany eliminations

VERANO HOLDINGS CORP.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Non-U.S. GAAP)

	For the Three Months Ended,
	March 31, 2024	March 31, 2023
($ in thousands)	(Unaudited)	(Unaudited)
Net Cash Provided by Operating Activities	$31,041	$16,862
Purchase of property, plant, and equipment	(9,699)	(8,555)
Free Cash Flow	$21,342	$8,307

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,
	March 31, 2024	December 31, 2023	March 31, 2023
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(4,822)	$(77,208)	$(9,237)
Interest Expense, net	15,114	14,708	15,906
Income Tax Expense	11,477	44,350	28,320
Depreciation and Amortization - COGS	18,643	18,417	18,522
Depreciation and Amortization - SG&A	16,909	17,157	16,534
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$57,321	$17,424	$70,045

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,
	March 31, 2024	December 31, 2023	March 31, 2023
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(4,822)	$(77,208)	$(9,237)
Interest Expense, Net	15,114	14,708	15,906
Income Tax Expense	11,477	44,350	28,320
Earnings Before Interest, Taxes (EBIT)	$21,769	$(18,150)	$34,989

COGS Add-backs:
Depreciation and Amortization - COGS	18,643	18,417	18,522
Acquisition, Transaction and Other Non-operating Costs	—	—	—
Employee Stock Compensation	474	970	586

SG&A Add-backs:
Depreciation and Amortization - SG&A	16,909	17,157	16,534
Acquisition, Transaction and Other Non-operating Costs	3,476	595	494
Employee Stock Compensation	3,454	3,281	(42)

Impairment - Goodwill & License	—	51,617	—

Acquisition Adjustments and Other Income (Expense), net	1,822	(511)	(448)

Adjusted EBITDA	$66,547	$73,376	$70,635

Net Loss Margin	(2)%	(33)%	(4)%
Adjusted EBITDA Margin	30%	31%	31%